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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
U.S. Plastic Lumber Corp.

         We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Miami, Florida,
July 3, 2001